Exhibit 3.1

BIOLASE, INC.

(a Delaware corporation)

EIGHTH AMENDED AND RESTATED BYLAWS

ARTICLE 1

OFFICES

Section 1.1 Registered Office.

The registered office of Biolase, Inc. (the “Corporation”) in the State of Delaware shall be located at the principal place of business in that state of the corporation or individual acting as the Corporation’s registered agent in the State of Delaware.

Section 1.2 Principal Executive Office.

The principal executive office of the Corporation for the transaction of the business of the Corporation shall be at such place as may be established by the Board of Directors (the “Board”). The Board is granted full power and authority to change said principal executive office from one location to another.

Section 1.3 Other Offices.

The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board from time to time may designate or the business of the Corporation may require.

ARTICLE 2

MEETING OF STOCKHOLDERS

Section 2.1 Date, Time and Place.

Meetings of stockholders of the Corporation shall be held on such date and at such time and place, if any, either within or without the State of Delaware, as shall be designated by the Board and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting.

Section 2.2 Annual Meetings.

Annual meetings of stockholders for the election of directors to the Board and for the transaction of such other business as may be permitted by Section 2.11 shall be held on such date and at such time and place (if any), either within or without the State of Delaware, as shall be designated by the Board and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 2.3 Special Meetings.

(a) Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or these Bylaws, may be called by the Board, the Chairman of the Board, the Chief Executive Officer (“CEO”) or the President. The place (if any), date and time of a special meeting called pursuant to this Section 2.3(a) shall be fixed by the Board or the officer calling the meeting and shall be stated in the written notice of such meeting, which notice shall state the purpose or purposes for which the meeting is called. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the written notice of meeting and matters germane thereto. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

(b) Special meetings of stockholders shall be called by the Board or the Secretary at the written request in accordance with this Section 2.3(b) of stockholders holding a majority of the aggregate number of shares of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting.

(i) No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders unless a stockholder of record has first submitted a request in writing that the Board fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call such special meeting, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation.

(ii) To be in proper form for purposes of this Section 2.3(b), a request by a stockholder for the Board to fix a record date shall set forth:

(A) as to each stockholder requesting to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, the beneficial owner, if any, on whose behalf such request is made and any affiliate or associate of such stockholder or such beneficial owner, the information required by paragraph (iii)(A) of Section 2.11(a) below;

(B) as to the purpose of the special meeting, (i) a reasonably brief description of the purpose of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each stockholder and beneficial owner, if any, and (ii) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among the stockholder and any beneficial owner, or (y) between or among the stockholder or beneficial owner, if any, on the one hand, and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting on the other hand.

(iii) Within 10 days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 2.3(b) from any stockholder of record, the Board may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. If no resolution fixing a record date has been adopted by the Board within the 10 day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the 20th day after the date on which such a request is received. Notwithstanding anything in this Section 2.3(b) to the contrary, no record date shall be fixed if the Board determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in clauses (B), (D), (E) or (F) of Section 2.3(b)(v).

(iv) Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.3(b) unless stockholders of record as of the record date fixed in accordance with Section 2.3(b)(iii) who hold a majority of the aggregate number of shares of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary at the principal executive offices of the Corporation. Only stockholders of record on the record date shall be entitled to demand that the Secretary call a special meeting of the stockholders pursuant to Section 2.3(b). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the 60th day following the record date fixed in accordance with Section 2.3(b)(iii). To be in proper form for purposes of this Section 2.3(b), a demand to call a special meeting shall set forth (A) the business proposed to be conducted at the special meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to clause (ii) of Section 2.3(b). A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

(v) The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (A) that does not comply with this Section 2.3(b), (B) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (C) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date (the “Current Record Date”) to determine the stockholders entitled to submit such written demand, (D) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (E) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such demand, or (F) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(vi) After receipt of demands in proper form and in accordance with this Section 2.3(b) from a stockholder or stockholders holding the Requisite Percentage, the Board shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at such a special meeting. The record date for such a special meeting shall be fixed in accordance with Section 9.1 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 2.4.

(vii) In connection with a special meeting called in accordance with this Section 2.3(b), the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board fix a record date in accordance with this Section 2.3(b) or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.3(b) shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(viii) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2.3(b) except in accordance with this Section 2.3(b). If the Board shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3(b), or shall determine that the stockholder or stockholders requesting that the Board fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.3(b), then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 2.3(b), each stockholder requesting a record date shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

Section 2.4 Notice of Meetings.

Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by applicable law (including as set forth in Section 6.1) stating the date, time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting (if different from the record date for determining stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation, notice of any meeting of stockholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 2.5 Stockholder List.

The Corporation shall prepare, at least ten (10) days prior to a meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock of the Corporation registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network as permitted by applicable law (provided that the information required to gain access to the list is provided with the notice of the meeting) or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list also shall be produced and kept at the place and time of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

Section 2.6 Voting Rights.

In order that the Corporation may determine the stockholders entitled to notice of, and to vote at, a meeting of stockholders or at any adjournment(s) thereof or to express consent or dissent to corporate action without a meeting, the Board may fix a record date in the manner prescribed by Section 9.1 of these Bylaws. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action without a meeting may authorize another person or persons to act for such stockholder by proxy in the manner prescribed by Section 2.7 of these Bylaws. Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, each holder of capital stock entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action without a meeting shall be entitled to one vote for each share of such stock registered in such stockholder’s name on the books and records of the Corporation as of the record date. Shares of the Corporation’s stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (a) the Corporation, (b) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation or (c) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided that the foregoing shall not be construed as limiting the right of any corporation to vote stock, including its own stock, held by it in a fiduciary capacity.

Section 2.7 Proxies.

Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy expressly provides for a longer period, Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his or her legal representative or assigns, except in those cases where an irrevocable proxy permitted by the General Corporation Law of the State of Delaware shall have been given.

Section 2.8 Quorum and Adjournment(s) of Meetings.

Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, the presence, in person or by proxy, of the holders of one-third (1/3) in voting power of the shares of capital stock issued and outstanding and entitled to vote at a meeting of stockholders (which, if the holders of common stock are entitled to vote on any matter submitted to stockholders at the meeting, shall include the holders of at least one-third (1/3) of the issued and outstanding shares of common stock entitled to vote at the meeting) shall constitute a quorum for the transaction of business at a meeting of stockholders. If such a quorum shall not be present in person or represented by proxy at a meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until holders of the requisite number of shares of stock entitled to vote at the meeting shall be present in person or represented by proxy. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. The chairperson of a meeting of stockholders shall have the power to adjourn the meeting to another time, date and place (if any) for any reason and regardless of whether a quorum is present at the meeting. Any meeting of stockholders, annual or special, may be adjourned from time to time, and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 2.9 Required Vote.

(a) Except as otherwise required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, at any meeting of stockholders at which a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders with respect to the matter voted upon; provided, however, that directors shall be elected in the manner provided in paragraphs (b) through (d) of this Section 2.9.

(b) Each director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if as of the record date for determining stockholders entitled to notice of such Election Meeting the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of this Section 2.9, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director. In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast a vote “for” or to “withhold” voting authority in the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.

(c) In the event one or more incumbent directors (each, a “Subject Director”) fails to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election, either (i) the Nominating and Governance Committee or (ii) if one or more of the members of the Nominating and Governance Committee is a Subject Director or the Board determines that any decision to be made with respect to a Subject Director should be made by a committee other than the Nominating and Governance Committee, a committee consisting solely of independent directors (as determined in accordance with applicable Nasdaq rules and listing requirements) who are not Subject Directors (the committee described in clause (i) or (ii) of this sentence, the “Committee”) will make a determination as to whether to accept or reject any previously tendered Resignation (as defined below), or whether other action should be taken (including whether to request that a Subject Director resign from the Board if no Resignation had been tendered prior to the relevant Election Meeting); provided, however, that if all nominees fail to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election, the Committee shall consist of the incumbent independent directors (as determined in accordance with applicable Nasdaq rules and listing requirements). The Committee shall accept the Subject Director’s Resignation absent a compelling reason (as determined consistent with the Board’s fiduciary duties) for the Subject Director to remain on the Board. The Committee will act in this regard with respect to any Subject Director within ninety (90) days from the date of the certification of the Election Meeting’s election results and shall notify each Subject Director of its decision. Subject Directors shall be disqualified from participating in the deliberation or decision(s) of the Committee. The Corporation shall publicly disclose the decision(s) of the Committee (including the circumstances surrounding any compelling reason for rejecting a Subject Director’s resignation, if applicable) in a filing with the Securities and Exchange Commission of a Current Report on Form 8-K. Notwithstanding the foregoing, if the result of accepting all Resignations from Subject Directors (whether tendered in advance of or after the relevant Election Meeting) would be that the Corporation would have fewer than three directors who were in office before the most recent Election Meeting, the Committee may determine to extend such 90-day period by an additional ninety (90) days if it determines that such an extension is in the best interests of the Corporation and its stockholders. For purposes of this Section 2.9, a “Resignation” is an irrevocable resignation submitted by an incumbent director nominated for re-election prior to the relevant Election Meeting that will become effective upon the occurrence of both (i) the failure to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election and (ii) acceptance of such resignation by the Committee.

(d) If a Subject Director’s tendered Resignation is not accepted by the Committee or such Subject Director does not otherwise submit his or her resignation to the Board, such director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a Subject Director’s resignation is accepted by the Committee pursuant to this Section 2.9, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board pursuant to the provisions of Sections 3.2 and 3.4 of these Bylaws.

Section 2.10 Action Without Meeting.

(a) Notwithstanding contrary provisions of these Bylaws covering notices and meetings, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken by stockholders without a meeting, without prior notice, and without a vote if a consent, setting forth the action so taken, (i) shall be signed by the holders of record on the record date (established as provided below) of shares of capital stock issued and outstanding and entitled to vote on the subject matter having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares of stock entitled to vote thereon were present and voted and (ii) shall be delivered to the Corporation in accordance with applicable law. No consent shall be effective to take corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by applicable law within 60 days of the first date on which a consent is so delivered. Only stockholders of record on the record date shall be entitled to consent to corporate action without a meeting. Prompt notice of the taking of corporate or other action by stockholders without a meeting by less than unanimous written consent of stockholders shall be given to those stockholders who have not consented to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of the meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided by applicable law.

(b) Any stockholder of record seeking to have the stockholders authorize or take any action by consent in lieu of a meeting shall first request in writing that the Board fix a record date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. Within 10 days after receipt of a request in proper form and otherwise in compliance with this Section 2.10(b) from any such stockholder, the Board may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no resolution fixing a record date has been adopted by the Board within such 10 day period after the date on which such a request is received, (i) the record date for determining stockholders entitled to consent to such action, when no prior action of the Board is required by applicable law, shall be the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.10, and (ii) the record date for determining stockholders entitled to consent to such action, when prior action by the Board is required by applicable law, shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c) To be in proper form for purposes of this Section 2.10, a request by a stockholder for the Board to fix a record date shall set forth:

(i) as to each the stockholder requesting to fix a record date and proposing the action to be taken by written consent, the beneficial owner, if any, on whose behalf such request is made and any affiliate or associate of such stockholder or such beneficial owner, the information required by paragraph (iii)(A) of Section 2.11(a) below;

(ii) as to the action proposed to be taken by written consent, (A) a reasonably brief description of the action, the reasons for taking such action and any material interest in such action of each stockholder or beneficial owner, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the stockholders, and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among the stockholder and beneficial owner and (y) between or among the stockholder and beneficial owner on the one hand and any other person or entity (including their names) in connection with the request or such action on the other hand.

(d) In connection with an action proposed to be taken by written consent in accordance with this Section 2.10, the stockholder or stockholders seeking such action shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 2.10 shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).

(e) Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 2.10. If the Board shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with this Section 2.10, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 2.10, then the Board shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 2.10 with respect to stockholders seeking to take an action by written consent, each stockholder making a request for the Board to fix a record date and proposing the action to be taken by written consent and beneficial owner, on whose behalf such request is made, shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

Section 2.11 Advance Notice of Business and Nominations to be Brought Before a Meeting.

(a) Notice of Business to be Brought Before a Meeting.

(i) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (A) brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) brought before the meeting by or at the direction of the Board, or (C) otherwise properly brought before the meeting by any stockholder of the Corporation who (i) was a stockholder of record (and with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in this Section 2.11 is delivered to the Secretary of the Corporation and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) who complies with the notice procedures set forth in this Section 2.11. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (C) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.11(b) and this paragraph (i) of Section 2.11(a) shall not be applicable to nominations except as expressly provided in Section 2.11(b).

(ii) For business to be properly brought before an annual meeting by a stockholder pursuant to this Section 2.11, the stockholder must provide (i) timely notice thereof in writing to the Secretary of the Corporation and (ii) any updates or supplements to such notice at the times and in the forms required by this Section 2.11(a). To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal place of business of the Corporation not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) To be in proper form for purposes of this Section 2.11(a), such stockholder’s notice shall set forth:

(A) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such person, as they appear on the Corporation’s books, (ii) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and of record by such person, including any shares of any class or series of the Corporation as to which he or she has a right to acquire beneficial ownership at any time in the future, (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, swaps, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, and such arrangements or holdings shall be disclosed without regard to whether they convey any voting rights in such shares to such stockholder or beneficial owner, (iv) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right to vote any shares of any class or series of the Corporation, (v) any performance related fees (other than an asset based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of any class or series of the Corporation, (vi) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such stockholder or beneficial owner in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act and (vii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; provided, however, that (iii) through (vi) above shall not include any such disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, trust Corporation or other nominee who is submitting notice pursuant to this Section 7 of Article I solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(B) as to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business and any material interest in such business of each stockholder, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) with respect to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (x) a reasonably detailed description of all agreements, arrangements and understandings between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, or any others acting in concert with any of the foregoing, or (y) between or among such stockholder and the beneficial owner on the one hand and any other person or entity (including their names) on the other hand, in connection with the proposal of such business by such stockholder.

(iv) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11(a) shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(b) Advance Notice of Nominations for Election to the Board at a Meeting.

(i) Nominations of persons for election to the Board may be made at an annual meeting or at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) was a stockholder of record (and with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in this paragraph (b) of Section 2.11 is delivered to the Secretary of the Corporation and at the time of the meeting, (B) is entitled to vote at the meeting and upon such election and (C) has complied with the notice procedures set forth in this Section 2.11(b). The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.11(b). To be timely, a stockholder must comply with the notice provisions set forth in paragraph (ii) of Section 2.11(a) above. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) To be in proper form for purposes of this Section 2.11(b), a stockholder’s notice to the Secretary shall set forth:

(A) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the information required by clause (A) of paragraph (iii) of Section 2.11(a); and

(B) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the information set forth in clause (A) of paragraph (iii) of Section 2.11(a) with respect to each proposed nominee, (ii) appropriate biographical information including, but not limited to, the proposed nominee’s age, business and residence address, personal and professional experience and affiliations, and principal occupation or employment, (iii) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (iv) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an advance irrevocable resignation that will be effective upon (a) the failure to receive the required vote at the next meeting at which the director is nominated for re-election and (b) acceptance of such resignation by the Committee as defined in Section 2.9(c) of these Bylaws, and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder giving the notice and the beneficial owner, if any, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee is acting in concert on the other hand, and such description shall include, but shall not be limited to, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder or beneficial owner were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

(iv) The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation (including information related to such proposed nominee’s independence).

(v) A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall update and supplement such notice in the same manner as required for the proposal of business in clause (iv) of Section 2.11(a).

(c) General.

(i) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting, and no person shall be eligible for election as a director of the Corporation at an Election Meeting, except in accordance with this Section 2.11. Except as otherwise provided by law or the Certificate of Incorporation, the chairman of the meeting shall have the power and duty to determine whether a the proposal or nomination was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.11 and to declare that any defective proposal or nomination shall be disregarded.

(ii) Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) For purposes of this Section 2.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iv) Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

ARTICLE 3

DIRECTORS

Section 3.1 Board of Directors.

The business and affairs of the Corporation shall be managed by, or under the direction of, a Board. The Board may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not by the General Corporate Law of the State of Delaware, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by stockholders.

Section 3.2 Number.

The number of directors which shall constitute the whole Board shall be fixed from time to time by the resolution of the Board. In no event shall the total number of directors which shall constitute the whole Board be fixed by the Board at less than three (3) or more than nine (9). Except as provided otherwise in these Bylaws, directors shall be elected at the annual meeting of stockholders. Each director shall hold office until the annual meeting of stockholders next succeeding his or her election or appointment and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.3 Resignation and Removal.

Any director or member of a committee of, the Board may resign at any time upon written notice to the Board, the Chairman of the Board, the CEO, the President or the Secretary. Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board, the Chairman of the Board, the CEO, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any director may be removed, either with or without cause, as provided by the General Corporation Law of the State of Delaware.

Section 3.4 Vacancies and Newly Created Directorships.

Vacancies occurring for any reason and newly-created directorships resulting from an increase in the authorized number of directors which shall constitute the whole Board, as fixed pursuant to Section 3.2 of these Bylaws, shall be filled by the election of a new director or directors by the affirmative vote of two-thirds (2/3) of the remaining members of the Board, although the remaining directors may be less than a quorum, or by the required vote set forth in Section 2.9 at an Election Meeting. Any director so chosen shall hold office until the earlier of (a) the annual meeting of stockholders next succeeding his or her election or appointment and the election and qualification of his or her successor or (b) until his or her earlier resignation or removal.

ARTICLE 4

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1 Date, Time and Place.

Meetings of the Board shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be determined by the Board pursuant to these Bylaws.

Section 4.2 Annual Meetings.

After the annual meeting of stockholders, the newly-elected Board may hold a meeting, on such date and at such time and place as shall be determined by the Board, for the purpose of organization, election of officers and such other business that may properly come before the meeting. Such meeting may be held without notice.

Section 4.3 Regular Meetings.

Regular meetings of the Board may be held without notice on such date and at such time and place as shall be determined from time to time by the Board.

Section 4.4 Special Meetings.

Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, the CEO, the President or the Secretary by means of oral, telephonic, written, facsimile, electronic mail or other electronic means, or other similar notice, duly given, delivered, sent or mailed to each director at least 48 hours prior to the special meeting, in the manner prescribed by Section 6.1 of these Bylaws. Special meetings of the Board may be held at any time without notice if all of the directors are present or if those directors not present waive notice of the meeting in writing either before or after the date of the meeting.

Section 4.5 Quorum.

A majority of the whole Board as fixed pursuant to Section 3.2 of these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board. If a quorum shall not be present at a meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6 Required Vote.

Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, these Bylaws or the Certificate of Incorporation, the affirmative vote of a majority of the directors present at a meeting of the Board at which a quorum is present shall be the act of the Board with respect to the matter voted upon.

Section 4.7 Action Without Meeting.

Any action required or permitted to be taken at a meeting of the Board, or committee thereof, may be taken by directors without a meeting if all of the members of the Board, or committee thereof, consent thereto in writing and such writing is filed with the minutes of proceedings of the Board, or committee thereof.

Section 4.8 Telephone Meetings.

Members of the Board, or any committee thereof, may participate in a meeting of the Board, or committee thereof, by means of conference telephone or similar communications equipment by means of which all of the members participating in the meeting can hear each other. Participation by members of the Board, or committee thereof, by such means shall constitute presence in person of such members at such meeting.

Section 4.9 The Chairman of the Board.

The Chairman of the Board shall be selected from among the directors on the Board. The Chairman of the Board shall act as chairman at all meetings of the stockholders at which he or she is present and shall preside at all meetings of the Board at which he or she is present. In the event of disability or absence of the Chairman of the Board, these duties shall be performed by a director chosen by the Board. The Chairman of the Board shall provide general leadership in matters of policy and long-term programs and shall have the right to delegate authority to the officers of the Corporation. Except when by law the signature of the CEO or President is required, the Chairman of the Board shall possess the same power as the CEO and the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board.

ARTICLE 5

COMMITTEES OF THE BOARD OF DIRECTORS

Section 5.1 Designation and Powers.

The Board may designate one or more committees from time to time in its discretion, by resolution passed by the affirmative vote of a majority of the whole Board as fixed pursuant to Section 3.2 of these Bylaws. Each committee shall consist of one or more of the directors on the Board. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and unless otherwise provided in these Bylaws, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the corporate seal of the Corporation affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation or these Bylaws, adopting an agreement of merger or consolidation, recommending to stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s assets, or recommending to stockholders a dissolution of the Corporation or a revocation of a dissolution; and, unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation or any class or series of stock. Each committee shall keep regular minutes of its meetings and shall report the same to the Board when requested to do so.

ARTICLE 6

NOTICES

Section 6.1 Delivery of Notice.

Notices to stockholders and, except as permitted below, to directors on the Board shall be in writing and may be delivered by mail or by messenger. Notice by mail shall be deemed to be given at the time when such notice is deposited in a United States post office or letter box, enclosed in a postage-paid sealed wrapper, and addressed to a stockholder or director at his respective address appearing on the books and records of the Corporation, unless such stockholder or director shall have filed with the Secretary a written request that notices intended for such stockholder or director be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice by messenger shall be deemed to be given when such notice is delivered to the address of a stockholder or director as specified above. Notices to directors also may be given orally in person or by telephone (promptly confirmed in writing), or by telex, overnight courier, facsimile transmission to the director at the director’s facsimile telephone number as it is shown on the records of the Corporation, electronic mail or other electronic means to the director at the director’s electronic address as it is shown on the records of the Corporation, or other similar means, or by leaving the notice at the residence or usual place of business of a director. Notice by oral communication (promptly confirmed in writing), telex, overnight courier, facsimile transmission, electronic mail or other electronic means, or other similar means shall be deemed to be given upon dispatch of such notice. Notice by messenger shall be deemed to be given when such notice is delivered to a director’s residence or usual place of business. Notices, requests, and other communications required or permitted to be given or communicated to the Corporation by the Certificate of Incorporation, these Bylaws, or any other agreement shall be in writing and may be delivered by messenger, United States mail, telex, overnight courier or facsimile transmission or other similar means. Notice to the Corporation shall be deemed to be given upon actual receipt of such notice by the Corporation.

Section 6.2 Waiver of Notice.

Whenever notice is required to be given by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, a written waiver of notice signed by the person entitled thereto, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, Board, or committee of the Board need be specified in any written waiver of notice.

ARTICLE 7

OFFICERS

Section 7.1 Officers.

At its annual meeting, or at such other meeting as it may determine, or by unanimous written consent of the directors without meeting, the Board shall elect such officers as the Board from time to time may designate or the business of the Corporation may require. Any number of offices may be held by the same person.

Section 7.2 Other Officers and Agents.

The Board also may elect such other officers and agents as the Board from time to time may determine to be advisable. Such officers and agents shall serve for such terms, exercise such powers, and perform such duties as shall be specified from time to time by the Board.

Section 7.3 Tenure, Resignation, Removal and Vacancies.

Each officer of the Corporation shall hold his or her office until his or her successor is elected and qualified, or until his or her earlier resignation or removal; provided, that if the term of office of any officer elected pursuant to Section 7.2 of these Bylaws shall have been fixed by the Bylaws or determined by the Board or other governing body, such person shall cease to hold office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed such person. Any officer elected by the Board may be removed at any time, with or without cause, by the Board; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so employed under any employment contract or other agreement with the Corporation. Any officer may resign at any time upon written notice to the Board, the Chairman of the Board, the CEO, the President or the Secretary. Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board, the Chairman of the Board, the CEO, the President or the Secretary. The acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board and such successor or successors shall hold office for such term as may be specified by the Board.

Section 7.4 Authority and Duties.

All officers and agents, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws and as generally pertain or are necessarily incidental to the particular office or agency. In addition to the powers and duties hereinafter specifically prescribed for certain officers of the Corporation, the Board from time to time may impose or confer upon any of the officers such additional duties and powers as the Board may see fit, and the Board from time to time may impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers. The Board may give general authority to any officer to affix the corporate seal of the Corporation and to attest the affixing by his or her signature.

Section 7.5 The Chief Executive Officer.

The CEO subject to the control of the Board, shall have general and active supervision of the business and affairs of the Corporation, shall sign certificates, contracts and other instruments of the Corporation as authorized, and shall perform all such other duties as are properly required of him or her by the Board or by the Chairman of the Board. The CEO shall have the right to delegate authority to the other officers of the Corporation.

Section 7.6 The President.

The President, subject to the control of the Board and the CEO, shall perform such duties as are properly required of him or her by the Board, and shall sign such certificates, contracts and other instruments of the Corporation as are authorized specifically or generally by the Board or the CEO. The President shall have the right to delegate authority to the other officers of the Corporation.

Section 7.7 The Vice President(s).

The several Vice Presidents shall perform the duties and have the powers as may, from time to time, be assigned to them by the Board, the CEO or the President.

Section 7.8 The Treasurer.

The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board, or any officer or officers thereunder duly authorized by the Board, shall, from time to time, direct or approve. He or she shall keep a full and accurate account of all monies received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board shall require. He or she shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the affairs of the treasurer of a corporation. When required by the Board, he or she shall give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board shall approve. In the absence or disability of the Treasurer, the person designated by the CEO or the President shall perform his or her duties.

Section 7.9 The Secretary.

The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board and committees thereof, and shall keep minutes of all proceedings at meetings of the stockholders, of the Board and of all meetings of such other committees of the Board as shall designate him or her to so serve. The Secretary shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He or she shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He or she shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, the person designated by the CEO or the President shall perform his or her duties.

Section 7.10 The Assistant Secretary(ies).

The Assistant Secretary, if any be so appointed by the Board, or if there be more than one, the Assistant Secretaries, shall perform such duties as may be specifically assigned to them from time to time by the Board, the CEO or the President. In case of the absence or disability of the Secretary, and if the Board, the CEO or the President has so authorized, the Assistant Secretary, or if there be more than one Assistant Secretary, such Assistant Secretary as the Board, the CEO or the President shall designate, shall perform the duties of the office of the Secretary.

ARTICLE 8

CERTIFICATES OF STOCK

Section 8.1 Form and Signature.

Shares of stock shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. Each of the Chairman of the Board, the CEO, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary shall be authorized to execute stock certificates. Any or all of the signatures on a stock certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar on the date of issuance.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, the name of the stockholder, the number of shares in such class and series of stock owned by the holder, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Certificate of Incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.

Section 8.2 Lost, Stolen or Destroyed Certificates.

The Board may direct that (i) a new stock certificate be issued or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation, in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person, or his or her legal representative, claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or an uncertificated share, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as the Board shall direct as indemnity against any claim that may be made against the Corporation, any transfer agent or any registrar on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate or an uncertificated share.

Section 8.3 Registration of Transfer.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction on its books and records.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

ARTICLE 9

GENERAL PROVISIONS

Section 9.1 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 9.2 Registered Stockholders.

Except as provided otherwise by the General Corporation Law of the State of Delaware, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books and records as the owner of shares of stock of the Corporation to receive dividends and to vote as such owner, shall be entitled to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

Section 9.3 Dividends. Subject to the Certificate of Incorporation and applicable law, the Board may declare and pay dividends upon shares of the Corporation’s capital stock in cash, in property, or in shares of the Corporation’s capital stock.

Section 9.4 Dividend Declarations.

Dividends on the capital stock of the Corporation may be declared quarterly, semiannually or annually as the Board may from time to time, in its discretion, determine.

Section 9.5 Checks and Notes.

All checks and drafts on the bank accounts of the Corporation, all bills of exchange and promissory notes of the Corporation, and all acceptances, obligations, and other instruments for the payment of money drawn, signed, or accepted by the Corporation shall be signed or accepted, as the case may be, by such officer or officers, agent or agents, and in such manner as shall be thereunto authorized from time to time by the Board or by officers of the Corporation designated by the Board to make such authorization.

Section 9.6 Fiscal Year.

The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year, unless otherwise fixed by resolution of the Board.

Section 9.7 Corporate Seal.

The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.8 Voting of Securities of Other Issuers.

In the event that the Corporation shall own and/or have power to vote any securities (including, but not limited to, shares of stock) of any other issuer, such securities shall be voted by the President or by such other person or persons, to such extent, and in such manner as may be determined by the Board. If the Corporation shall be a general partner in any partnership, the acts of the Corporation in such capacity may be approved by the Board and taken by the officers as may be authorized or determined by the Board from time to time.

Section 9.9 Transfer Agents.

The Board may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of securities (including, but not limited to, stock) of the Corporation. The Board may appoint one or more transfer agents and/or one or more registrars and may require all stock certificates and other certificates evidencing securities of the Corporation to bear the signature of either or both.

Section 9.10 Books and Records.

Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the books and records of the Corporation may be kept at such place or places, either within or without the State of Delaware, as may be designated by the Board.

ARTICLE 10

INDEMNIFICATION

Section 10.1 Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and personal or legal representatives. The right to indemnification conferred in this Section 10.1 shall be a contract right and shall, in the case of directors but not officers, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such person while a director) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, to repay all amounts so advanced if it shall ultimately be determined that such director is not entitled to be indemnified under this Section 10.1 or otherwise.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 10.1 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 10.1 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(e) Witness. To the extent that any director or officer of the Corporation is by reason of such position a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

(f) Certain Suits. Notwithstanding the foregoing provisions of this Section 10.1, except for proceedings to enforce any director’s or officer’s rights to indemnification or any director’s rights to advancement of expenses, the Corporation shall not be obligated to indemnify any director or officer, or advance expenses of any director, (or such person’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.

Section 10.2 Persons Other Than Directors and Officers.

This Article 10 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, or to purchase and maintain insurance on behalf of, persons other than those persons described in the first sentence of Section 10.1(a) or to advance expenses to persons other than directors of the Corporation.

Section 10.3 Effect of Modifications.

Any amendment, repeal or modification of any provision contained in this Article 10 shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of any current or former director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring prior to such amendment, repeal or modification.

ARTICLE 11

AMENDMENTS TO THESE BYLAWS

Section 11.1 By the Stockholders.

These Bylaws may be amended or repealed in whole or in part and new Bylaws may be adopted by the affirmative vote of a majority of the aggregate number of shares of each class of the capital stock issued and outstanding and entitled to vote on the subject matter, present in person or represented by proxy at a meeting of stockholders provided that notice thereof is stated in the written notice of the meeting.

Section 11.2 By the Board.

These Bylaws may be amended or repealed in whole or in part and new Bylaws may be adopted by a majority of the Board as provided by Section 109(a) of the General Corporation Law of the State of Delaware and the Certificate of Incorporation; provided, however, that Sections 2.3, 2.9, 3.4, 4.4, 4.6, 5.2, 7.1, 7.3, 7.6, 9.11 and 11.2 may be amended or repealed in whole or in part only by the affirmative vote of two-thirds (2/3) of the persons then serving as directors on the Board, or the Corporation’s stockholders in accordance with Section 11.1.

ARTICLE 12

FORUM SELECTION, CERTAIN LITIGATION COSTS AND SEVERABILITY

Section 12.1 Forum for Internal Corporate Claims.

(a) Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws (in each case, as may be amended from time to time) or (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.1.

Section 12.2 Severability.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of Section 12.1 hereof. If any provision (or any part thereof) of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these Bylaws (including each portion of any section of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these Bylaws (including each such portion containing any such provision held to be invalid, illegal or unenforceable) shall be construed for the benefit of the Corporation to the fullest extent permitted by law so as to (a) give effect to the intent manifested by the provision held to be invalid, illegal or unenforceable and (b) permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto, as the case may be.

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March 1, 2022

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